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                                                                      EXHIBIT n.

                          Matthews, Carter and Boyce
                          A Professional Corporation

Allied Capital Lending Corporation
Washington, D.C. 20006

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form N-2 (File No. 333-15709), in the form in which it becomes effective, of our report dated February 2, 1996, relating to the consolidated financial statements of Allied Capital Lending Corporation for the years ended December 31, 1995, 1994 and 1993, which appear in such Prospectus. We also consent to the reference to us under the headings "Financial Highlights" and "Reports and Independent Public Accountants" in such Prospectus.

                                           /s/  MATTHEWS, CARTER AND BOYCE
                                          --------------------------------------

McLean, Virginia
December 19, 1996



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